Exhibit 10.2
AMENDMENT NO. 2
UNITED AMERICA INDEMNITY, LTD.
AMENDED AND RESTATED
ANNUAL INCENTIVE AWARDS PROGRAM
     This AMENDMENT No. 2 (the “Amendment”), effective March 31, 2007, amends the terms and conditions of the United America Indemnity, Ltd. Amended and Restated Annual Incentive Awards Program dated 1 January 2005, as amended (the “Program”).
     WHEREAS, the Directors of United America Indemnity, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, desire to effect the revisions to the Program set forth herein effective the date hereof.
     NOW, THEREFORE, the Program is hereby amended as follows:
1.	The following shall be inserted into the second paragraph of Annex A of the Program such that it becomes the second sentence thereof:
“Furthermore, such Performance Criteria may be supplemented by reference to per share determinations.”
2.	The definition of “Program Year” at subsection K of Section III, entitled “Definition of Terms.”, of the Program is deleted in its entirety and replaced with the following:
“K. ‘Program Year’ means a performance period consisting of any consecutive period of twelve months or less between January 1 and December 31.”
3.	The second full paragraph of Section V., entitled “Awards for Participants:”, subsection B, entitled “Award Opportunities:” is hereby deleted in its entirety and replaced with the following:
“Award opportunities under the Program may be expressed as a percentage of the Base Salary, and may range from 5% to 200%, or may be expressed as specific dollar amounts; provided, however, that in no event shall payment in respect of an Award for a 12-month Program Year exceed $3 million, which amount shall be prorated for any Program Year less than 12 months.”
4.	The first complete sentence in the first full paragraph of Section VI., entitled “Payment of Awards”, is deleted in its entirety and replaced with the following:
“Except as otherwise provided in an Award, a Participant shall be entitled to receive payment in an amount equal to his/her Award no later than March 15 of the year following the Program Year to which payment relates.”